Mueller Industries, Inc. Reports Third Quarter 2023 Earnings

COLLIERVILLE, Tenn., October 24, 2023 -- Mueller Industries, Inc. (NYSE: MLI) announces results for the third quarter of 2023. Comparisons are to the third quarter of 2022.
•Operating Income of $181.0 million versus $205.2 million
•Net Income of $132.7 million versus $154.5 million
•Diluted EPS* of $1.17 versus $1.37
•Net Sales of $819.8 million versus $944.8 million
(*adjusted retroactively to reflect the two-for-one stock split that took effect on October 20, 2023)

Third Quarter Financial and Operating Highlights:
•The decrease in net sales was primarily attributable to reduced demand in our wholesale channel as distributors continued to rebalance inventory levels, particularly for products utilized in residential construction.
•We sold a majority interest in our PEX plastic piping business on July 3, 2023. In the prior year quarter, this business contributed $11.2 million in net sales.
•Net cash provided by operations was $247.7 million, and cash plus short-term investments were $1.10 billion at quarter end.
•Our current ratio increased to 6.0 to 1.
•On September 26, 2023, the Company’s Board of Directors declared a two-for-one stock split in the form of a 100% stock dividend. The record date for the stock split was October 6, 2023, and the dividend was distributed on stockholders on October 20, 2023.

Regarding the quarter performance and outlook, Greg Christopher, Mueller’s CEO said, “Our businesses have aptly adjusted to the expected tempering of demand in 2023 following the unrestrained demand levels that occurred in 2022. Nonetheless, business conditions at these levels are historically favorable. In addition, we are executing on a number of strategic investments and capacity rationalizations that we expect will continue to yield favorable cost improvements.”

Mr. Christopher continued, “We remain focused on growth and continue to actively identify, evaluate and pursue opportunities that will expand and strengthen our portfolio. Our balance sheet, particularly our cash position, is an excellent resource to support these initiatives.”

Mueller Industries, Inc. (NYSE: MLI) is an industrial corporation whose holdings manufacture vital goods for important markets such as air, water, oil and gas distribution; climate comfort; food preservation; energy transmission; medical; aerospace; and automotive. It includes a network of companies and brands throughout North America, Europe, Asia, and the Middle East.

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Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company’s SEC filings. The words “outlook,” “estimate,” “project,” “intend,” “expect,” “believe,” “target,” “encourage,” “anticipate,” “appear,” and similar expressions are intended to identify forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT
Jeffrey A. Martin
(901) 753-3226

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended		For the Nine Months Ended
(In thousands, except per share data)	September 30, 2023	September 24, 2022	September 30, 2023	September 24, 2022

Net sales	$819,792	$944,830	$2,687,968	$3,104,874

Cost of goods sold	579,058	678,637	1,897,128	2,244,062
Depreciation and amortization	9,631	10,850	30,704	32,993
Selling, general, and administrative expense	48,295	50,178	156,988	146,590
Gain on sale of assets	—	—	—	(5,507)
Gain on sale of business	(4,137)	—	(4,137)	—
Asset impairments	5,934	—	5,934	—
Gain on insurance settlement	—	—	(19,466)	—

Operating income	181,011	205,165	620,817	686,736

Interest expense	(230)	(361)	(508)	(666)
Interest income	10,599	1,356	24,566	1,619
Unrealized (loss) gain on short-term investments	(2,371)	—	18,449	—
Other (expense) income, net	(44)	(326)	4,033	2,394

Income before income taxes	188,965	205,834	667,357	690,083

Income tax expense	(50,843)	(51,035)	(174,322)	(173,524)
(Loss) income from unconsolidated affiliates, net of foreign tax	(2,413)	1,014	(2,682)	6,026

Consolidated net income	135,709	155,813	490,353	522,585

Net income attributable to noncontrolling interests	(3,000)	(1,271)	(6,694)	(3,175)

Net income attributable to Mueller Industries, Inc.	$132,709	$154,542	$483,659	$519,410

Weighted average shares for basic earnings per share (1)	111,416	111,178	111,374	111,650
Effect of dilutive stock-based awards (1)	2,452	1670	2,182	1592

Adjusted weighted average shares for diluted earnings per share (1)	113,868	112,848	113,556	113,242

Basic earnings per share (1)	$1.19	$1.39	$4.34	$4.65

Diluted earnings per share (1)	$1.17	$1.37	$4.26	$4.59

Dividends per share (1)	$0.150	$0.125	$0.450	$0.375

(1) Adjusted retroactively to reflect the two-for-one stock split that occurred on October 6, 2023.

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME, CONTINUED
(Unaudited)

	For the Quarter Ended		For the Nine Months Ended
(In thousands)	September 30, 2023	September 24, 2022	September 30, 2023	September 24, 2022

Summary Segment Data:

Net sales:
Piping Systems Segment	$568,151	$634,808	$1,868,635	$2,163,045
Industrial Metals Segment	141,012	144,880	452,512	498,367
Climate Segment	119,949	174,650	396,857	479,756
Elimination of intersegment sales	(9,320)	(9,508)	(30,036)	(36,294)

Net sales	$819,792	$944,830	$2,687,968	$3,104,874

Operating income:
Piping Systems Segment	$140,609	$167,939	$455,605	$540,006
Industrial Metals Segment	16,221	12,077	61,407	59,504
Climate Segment	34,846	47,462	145,901	134,909
Unallocated income (expenses)	(10,665)	(22,313)	(42,096)	(47,683)

Operating income	$181,011	$205,165	$620,817	$686,736

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(In thousands)	September 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$979,790	$461,018
Short-term investments	124,680	217,863
Accounts receivable, net	409,187	380,352
Inventories	391,740	448,919
Other current assets	31,373	26,501

Total current assets	1,936,770	1,534,653

Property, plant, and equipment, net	376,678	379,950
Operating lease right-of-use assets	33,898	22,892
Other assets	316,395	304,904

Total assets	$2,663,741	$2,242,399

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of debt	$556	$811
Accounts payable	141,930	128,000
Current portion of operating lease liabilities	7,431	4,942
Other current liabilities	172,588	214,542

Total current liabilities	322,505	348,295

Long-term debt	1,301	1,218
Pension and postretirement liabilities	12,928	13,055
Environmental reserves	15,420	16,380
Deferred income taxes	18,502	16,258
Noncurrent operating lease liabilities	25,793	16,880
Other noncurrent liabilities	16,063	16,349

Total liabilities	412,512	428,435

Total Mueller Industries, Inc. stockholders’ equity	2,221,241	1,790,914
Noncontrolling interests	29,988	23,050

Total equity	2,251,229	1,813,964

Total liabilities and equity	$2,663,741	$2,242,399

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
(In thousands)	September 30, 2023	September 24, 2022

Cash flows from operating activities
Consolidated net income	$490,353	$522,585
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	31,053	33,261
Stock-based compensation expense	17,268	12,254
Provision for doubtful accounts receivable	(63)	327
Loss (income) from unconsolidated affiliates	2,682	(6,026)
Insurance proceeds - noncapital related	9,854	1,646
Gain on disposals of properties	(106)	(7,107)
Gain on sale of business	(4,137)	—
Unrealized gain on short-term investments	(18,449)	—
Impairment charges	5,934	—
Gain on insurance settlement	(19,466)	—
Deferred income tax expense	3,803	226
Changes in assets and liabilities, net of effects of business sold:
Receivables	(36,855)	15,741
Inventories	53,372	(33,768)
Other assets	(12,897)	(8,574)
Current liabilities	(25,503)	(5,331)
Other liabilities	(1,828)	(7,399)
Other, net	3,475	(923)

Net cash provided by operating activities	498,490	516,912

Cash flows from investing activities
Capital expenditures	(39,469)	(29,555)
Investments in unconsolidated affiliates	(3,999)	—
Insurance proceeds - capital related	24,646	3,354
Purchase of short-term investments	(106,231)	—
Proceeds from the maturity of short-term investments	217,863	—
Proceeds from sales of properties	214	7,841
Dividends from unconsolidated affiliates	1,093	2,091

Net cash provided by (used in) investing activities	94,117	(16,269)

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
(In thousands)	September 30, 2023	September 24, 2022

Cash flows from financing activities
Dividends paid to stockholders of Mueller Industries, Inc.	(50,133)	(41,876)
Repurchase of common stock	(19,303)	(38,054)
Repayments of debt	(185)	(148)
(Repayment) issuance of debt by consolidated joint ventures, net	(265)	406
Net cash used to settle stock-based awards	(9,113)	(1,619)

Net cash used in financing activities	(78,999)	(81,291)

Effect of exchange rate changes on cash	2,312	(10,310)

Increase in cash, cash equivalents, and restricted cash	515,920	409,042
Cash, cash equivalents, and restricted cash at the beginning of the period	465,296	90,376

Cash, cash equivalents, and restricted cash at the end of the period	$981,216	$499,418